                                                                    EXHIBIT 99.1

                       FORM OF SHAREHOLDER AGREEMENT AND
                               IRREVOCABLE PROXY

                                      AND

                  STOCKHOLDER AGREEMENT AND IRREVOCABLE PROXY

                          DATED AS OF JANUARY 6, 1997

       ENTERED INTO AMONG REGISTRANT, INFOSPINNER AND CERTAIN AFFILIATES
                         OF REGISTRANT AND INFOSPINNER

                                                                    EXHIBIT 99.1

                 STOCKHOLDERS' AGREEMENT AND IRREVOCABLE PROXY

    This Stockholders' Agreement and Irrevocable Proxy (this "Agreement") is made and entered into as of January 6, 1997, by and among Centura Software Corporation, a California corporation ("Acquiror"), InfoSpinner, Inc., a Delaware corporation ("Target") and the undersigned stockholder (the "Stockholder") of Target.

                                    RECITALS

    A. Concurrently with the execution of this Agreement, Acquiror, Target and IS Acquisition Corporation ("Merger Sub") are entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Target, pursuant to which Target will become a wholly-owned subsidiary of Acquiror. The Stockholder understands that Acquiror has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Reorganization Agreement and the subsequent actions necessary to consummate the Merger and the other transactions contemplated by the Reorganization Agreement. The Stockholder also understands that in connection with the Merger, the Stockholder will receive shares of Common Stock, $.01 par value, of Acquiror (the "Acquiror Shares") in exchange for the shares of Common Stock and Preferred Stock of Target owned by the Stockholder, in accordance with the provisions of the Reorganization Agreement.

    B. The Stockholder owns the number of issued and outstanding shares of Common Stock and Preferred Stock, each with a par value of $.001 per share, of Target as indicated on the final page of this Agreement (as applicable, the "Common Shares" and the "Preferred Shares" and collectively, the "Shares").

    C. The execution of the Reorganization Agreement and the combination of the businesses of Acquiror and Target will benefit the Stockholder.

                                   AGREEMENT

    As an inducement to, and as a condition to Acquiror entering into the Reorganization Agreement, and in consideration of the expenses incurred and to be incurred by Acquiror in connection therewith, and for other good and valuable consideration, the Stockholder and Acquiror agree as follows:

    1. AGREEMENT TO VOTE SHARES. During the term of this Agreement, at every meeting of the stockholders of Target called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Target with respect to any of the following, the Stockholder agrees to vote the Shares and any shares of capital stock of Target that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after execution of this Agreement and prior to the Expiration Date ("New Shares"): (i) in favor of approval of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization and against any liquidation or winding up of Target (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). This Agreement is intended to bind Stockholder only with respect to the specific matters set forth herein and shall not prohibit Stockholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of Target.

    2. APPOINTMENT OF PROXY. The Stockholder hereby constitutes and appoints Richard Gelhaus ("Proxy Holder"), with full power of substitution, the Stockholder's true and lawful proxy and attorney-in-fact, to vote the Shares as indicated in Section 1 hereof at any meeting or in any written consent of the stockholders of the Company. The Stockholder intends the proxy granted hereby to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. The Stockholder hereby revokes any proxy previously granted by the Stockholder with respect to the Shares. During the term of this Agreement, the Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein and any attempt to do so shall be void.

    3. VOTING. The Stockholder shall have the right in the first instance to vote the Shares at any meeting or in any written consent in accordance with the provisions of Section 1 of this Agreement. In the event that the Stockholder fails for any reason to vote the Shares in accordance with Section 1, then the Proxy Holder shall have the right to vote the Shares in accordance with the provisions of Section 1 pursuant to the provisions of Section 2. The vote of the Proxy Holder shall control in any conflict between the Proxy Holder's vote of the Shares and a vote by the Stockholder of the Shares.

    4. RESTRICTIONS ON TRANSFERABILITY. The Stockholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as hereinafter defined)) or permit to be sold, assigned, transferred or otherwise disposed of any Shares owned by the Stockholder or any Shares the disposition of which is under the control of the Stockholder, whether such Shares are owned of record or beneficially by the Stockholder on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except (a) for transfers by will or by operation of law (in which case this letter agreement shall bind the transferee), (b) for transfers where the transferee agrees in writing to be bound by the provision of this Agreement and a copy of such agreement by the transferee is delivered to Acquiror prior to the effectiveness of such transfer or (c) as Acquiror may otherwise agree in writing. The agreements contained herein are intended to restrict the transferability of the Shares and to continue only for such time as may be reasonably necessary to obtain stockholder and regulatory approval of the Merger and thereafter to consummate the Merger.

    5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDER. The Stockholder hereby represents, warrants and covenants to Target as follows:

        5.1. OWNERSHIP OF SHARES. The Stockholder (i) except as set forth on the Schedule of Exceptions attached hereto, presently is the sole beneficial and record owner and holder of the number of the shares of Common Stock and Preferred Stock of the Target indicated opposite the Stockholder's name on the last page of this Agreement, free and clear of any liens, claims, charges or other encumbrances and restrictions of any kind whatsoever arising as a result of any action or inaction by the Stockholder ("Liens"), and has sole and unrestricted voting power with respect to such Shares; and (ii) does not own any shares, or options or warrants or other securities convertible into shares of capital stock of Target other than the Shares.

        5.2. DUE EXECUTION; BINDING AGREEMENT. The Stockholder represents that the Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement. The Stockholder further represents that this Agreement constitutes a valid and binding agreement with respect to such party, enforceable against such party in accordance with its terms.

    6. ADDITIONAL COVENANTS OF TARGET. Target agrees to take all actions reasonably deemed by Acquiror to be required to ensure that the rights given to Acquiror hereunder are effective and that Acquiror enjoys the benefits thereof. Such actions include, without limitation, the use of Target's best efforts to cause the Shares to be voted at any meeting or in any written consent in accordance with the provisions of Section 1 of this Agreement. Target will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by Target, nor prevent or seek to prevent the observance or performance of any of the terms to be performed hereunder by the Stockholder, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all actions as may be necessary or appropriate in order to protect the rights of Acquiror hereunder against impairment.

    7. ADDITIONAL DOCUMENTS. The Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably deemed by Acquiror to be necessary or desirable to carry out the intent of this Agreement. 8.Termination. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (i) the consummation of the Merger or (ii) the termination of the Reorganization Agreement in accordance with the terms thereof.

    8. TERMINATION. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (i) the consummation of the Merger or (ii) the termination of the Reorganization Agreement in accordance with the terms thereof.

    9.  MISCELLANEOUS.

        9.1. AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        9.2. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Target upon any such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity.

        9.3. WAIVER. Acquiror may waive the performance of any of the obligations of the Stockholder, waive any inaccuracies in the representations by the Stockholder, or waive compliance by the Stockholder with any of the covenants contained in this Agreement, but only by an instrument in writing signed by an officer of Acquiror. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto or to such other person or address as any party hereto may designate in writing, such writing to be delivered in the manner provided in this Section 9.4.

        9.4. NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be given in writing and will be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by facsimile transmission (promptly confirmed in writing), as follows:

    (a) If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

    (b) if to Acquiror or Merger Sub, to:

        Centura Software Corporation
       1060 Marsh Road
       Menlo Park, CA 94025
       Attention: Richard J. Heaps, Senior Vice President
       Facsimile No.: 415-617-4681
       Telephone No.: 415-617-4611

        with a copy to:

        Venture Law Group
       2800 Sand Hill Road
       Menlo Park, CA 94025
       Attention: Mark A. Medearis
       Facsimile No.: (415) 854-1121
       Telephone No.: (415) 854-4488

    (c) if to Target, to:

        InfoSpinner, Inc.
       1222 E. Arapaho Road
       Suite 320
       Richardson, TX 75081
       Attention: Keith Lowery
       Facsimile No.: (972) 479-0137
       Telephone No.: (972)-479-0135

        with a copy to:

        Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. 155 Constitution Drive
       Menlo Park, CA 94025
       Attention: Scott C. Dettmer
       Facsimile No.: (415) 321-2400
       Telephone No.: (415) 321-2800

        9.5 ASSIGNMENT. This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        9.6 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law principles thereof.

        9.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        9.8 EFFECTIVENESS; SEVERABILITY. This Agreement will become effective as of the date first written above. If a court of competent jurisdiction determines that any provision of this Agreement is unenforceable or enforceable only if limited in time and/or scope, this Agreement will continue in full force and effect with such provision stricken or so limited.

        9.9 HEADINGS AND REFERENCES. The headings of sections are inserted for convenience of reference only and will not constitute a part hereof. All references herein to sections are to sections in this Agreement, unless otherwise indicated.

        9.10 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first written above.

CENTURA SOFTWARE CORPORATION                  INFOSPINNER, INC.

By: ----------------------------------------  By: ----------------------------------------

Title:                                        Title:
---------------------------------------       ---------------------------------------

                                              STOCKHOLDER

                                              -------------------------------------------
                                              (Signature)

                                              -------------------------------------------
                                              (Print Name)

                                              -------------------------------------------
                                              (Print Title)

                                              -------------------------------------------
                                              (Number of Target Shares Held)

                                              -------------------------------------------
                                              (Print Address)

                                              -------------------------------------------
                                              (Print Telephone Number)

                             SCHEDULE OF EXCEPTIONS

                                      None

                 SHAREHOLDERS' AGREEMENT AND IRREVOCABLE PROXY

    This Shareholders' Agreement and Irrevocable Proxy (this "Agreement") is made and entered into as of January 6, 1997, by and among InfoSpinner, Inc., a Delaware corporation ("Target") and the undersigned shareholder (the "Shareholder") of Centura Software Corporation, a California corporation ("Acquiror") and Acquiror.

                                    RECITALS

    A. Concurrently with the execution of this Agreement, Acquiror, Target and IS Acquisition Corporation, a wholly owned subsidiary of Acquiror ("Merger Sub") are entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Target, pursuant to which Target will become a wholly-owned subsidiary of Acquiror. The Shareholder understands that Target has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Reorganization Agreement and the subsequent actions necessary to consummate the Merger and the other transactions contemplated by the Reorganization Agreement. The Shareholder also understands that in connection with the Merger, the Stockholders of Target will receive shares of Common Stock, $.01 par value, of Acquiror (the "Acquiror Shares") in exchange for their shares of Common Stock and Preferred Stock of Target in accordance with the provisions of the Reorganization Agreement.

    B. The Shareholder owns the number of issued and outstanding shares of Common Stock, par value $.01 per share, of Acquiror as indicated on the final page of this Agreement (the "Shares").

    C. The execution of the Reorganization Agreement and the combination of the businesses of Acquiror and Target will benefit the Shareholder.

                                   AGREEMENT

    As an inducement to, and as a condition to Target entering into the Reorganization Agreement, and in consideration of the expenses incurred and to be incurred by Target in connection therewith, and for other good and valuable consideration, the Shareholder and Target agree as follows:

    1. AGREEMENT TO VOTE SHARES. During the term of this Agreement, at every meeting of the shareholders of Acquiror called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Acquiror with respect to any of the following, the Shareholder agrees to vote the Shares and any shares of capital stock of Acquiror that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after execution of this Agreement and prior to the date of termination of this Agreement ("New Shares"):
(i) in favor of approval of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and against any merger, acquisition, consolidation, purchase or sale of assets, reorganization or recapitalization with any party other than Target to be transacted instead of the Merger and against any liquidation or winding up of Acquiror (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). This Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein and shall not prohibit Shareholder from acting in accordance with his or her fiduciary duties as an officer or director of Acquiror.

    2. APPOINTMENT OF PROXY. The Shareholder hereby constitutes and appoints Richard Gelhaus ("Proxy Holder"), with full power of substitution, the Shareholder's true and lawful proxy and attorney-in-fact, to vote the Shares as indicated in Section 1 hereof at any meeting or in any written consent of the shareholders of the Company. The Shareholder intends the proxy granted hereby to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. The Shareholder hereby revokes any proxy previously granted by the Shareholder with respect to the Shares. During the term of this Agreement, the Shareholder shall not grant any proxy to any person which conflicts with the proxy granted herein and any attempt to do so shall be void.

    3. VOTING. The Shareholder shall have the right in the first instance to vote the Shares at any meeting or in any written consent in accordance with the provisions of Section 1 of this Agreement. In the event that the Shareholder fails for any reason to vote the Shares in accordance with Section 1, then the Proxy Holder shall have the right to vote the Shares in accordance with the provisions of Section 1 pursuant to the provisions of Section 2. The vote of the Proxy Holder shall control in any conflict between the Proxy Holder's vote of the Shares and a vote by the Shareholder of the Shares.

    4. RESTRICTIONS ON TRANSFERABILITY. The Shareholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as hereinafter defined)) or permit to be sold, assigned, transferred or otherwise disposed of any Shares owned by the Shareholder or any Shares the disposition of which is under the control of the Shareholder, whether such Shares are owned of record or beneficially by the Shareholder on the date of this Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except (a) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee), (b) for transfers where the transferee agrees in writing to be bound by the provision of this Agreement and a copy of such agreement by the transferee is delivered to Target prior to the effectiveness of such transfer or (c) as Target may otherwise agree in writing.

    5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDER. The Shareholder hereby represents, warrants and covenants to Target as follows:

        5.1. OWNERSHIP OF SHARES. The Shareholder (i) except as set forth on the Schedule of Exceptions attached hereto, presently is the sole beneficial and record owner and holder of the number of the shares of Common Stock of the Company indicated opposite the Shareholder's name on the last page of this Agreement, free and clear of any liens, claims, charges or other encumbrances and restrictions of any kind whatsoever arising as a result of any action or inaction by the Shareholder ("Liens"), and has sole and unrestricted voting power with respect to such Shares; and (ii) does not own any shares, or options or warrants or other securities convertible into shares of capital stock of Acquiror other than the Shares.

        5.2. DUE EXECUTION; BINDING AGREEMENT. The Shareholder represents that the Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement. The Shareholder further represents that this Agreement constitutes a valid and binding agreement with respect to such party, enforceable against such party in accordance with its terms.

    6. ADDITIONAL DOCUMENTS. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the opinion of Target, to carry out the intent of this Agreement.

    7. TERMINATION. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (i) the consummation of the Merger or (ii) the termination of the Reorganization Agreement in accordance with the terms thereof.

    8.  MISCELLANEOUS.

        8.1. AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        8.2. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Target will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation, Target shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Target at law or in equity.

        8.3. WAIVER. Target may waive the performance of any of the obligations of the Shareholder, waive any inaccuracies in the representations by the Shareholder, or waive compliance by the Shareholder with any of the covenants contained in this Agreement, but only by an instrument in writing signed by an officer of Target. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto or to such other person or address as any party hereto may designate in writing, such writing to be delivered in the manner provided in this Section 9.4.

        8.4. NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be given in writing and will be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by facsimile transmission (promptly confirmed in writing), as follows:

            (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

           (b) If to Acquiror or Merger Sub, to:

                                  Centura Software Corporation
                                1060 Marsh Road
                                Menlo Park, CA 94025
                                Telephone: 415-617-4611
                                Facsimile: 415-617-4681
                                Attention: Richard J. Heaps, Senior Vice
President

                                  With a copy (which will not constitute notice) to:

                                  Venture Law Group
                                2800 Sand Hill Road
                                Menlo Park, CA 94025
                                Telephone: (415) 854-4488
                                Facsimile: (415) 854-1121
                                Attention: Mark A. Medearis

           (b) If to Target, to:

                                  InfoSpinner, Inc.
                                1222 E. Arapaho Road
                                Suite 320
                                Richardson, TX 75081
                                Telephone: (972) 479-0135
                                Facsimile: (972) 479-0137
                                Attention: Keith Lowery

                                  With a copy (which will not constitute notice) to:

                                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                                155 Constitution Drive
                                Menlo Park, CA 94025
                                Telephone: (415) 321-2400
                                Facsimile: (415) 321-2800
                                Attention: Scott C. Dettmer

        8.5 ASSIGNMENT. This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        8.6 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law principles thereof.

        8.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        8.8 EFFECTIVENESS; SEVERABILITY. This Agreement will become effective as of the date first written above. If a court of competent jurisdiction determines that any provision of this Agreement is unenforceable or enforceable only if limited in time and/or scope, this Agreement will continue in full force and effect with such provision stricken or so limited.

        8.9 HEADINGS AND REFERENCES. The headings of sections are inserted for convenience of reference only and will not constitute a part hereof. All references herein to sections are to sections in this Agreement, unless otherwise indicated.

        8.10 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first written above.

CENTURA SOFTWARE CORPORATION                  INFOSPINNER, INC.

By: ----------------------------------------  By: ----------------------------------------

Title:                                        Title:
---------------------------------------       ---------------------------------------

                                              STOCKHOLDER

                                              -------------------------------------------
                                              (Signature)

                                              -------------------------------------------
                                              (Print Name)

                                              -------------------------------------------
                                              (Print Title)

                                              -------------------------------------------
                                              (Number of Target Shares Held)

                                              -------------------------------------------
                                              (Print Address)

                                              -------------------------------------------
                                              (Print Telephone Number)

                             SCHEDULE OF EXCEPTIONS

                                      None

                                       11